UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2009

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 9, 2009, the Company issued a press release announcing that its management had discovered errors in the Company's historical accounting treatment since 1996 of certain aged trade credits created in the ordinary course of business. The errors relate primarily to the recognition in the income statement of certain aged trade credits, affecting accounts receivable, accounts payable and cost of sales, prior to the legal discharge of the underlying liabilities under applicable domestic and foreign laws.

Accordingly, the Audit Committee of the Company's Board of Directors (the "Audit Committee") has concluded, after discussions and consultations with management and the Company's independent registered public accounting firm and upon management's recommendation, that the Company's financial statements, assessment of the effectiveness of internal control over financial reporting and related audit reports thereon in the Company's most recently filed Annual Report on Form 10-K, for the year ended December 31, 2007, and the interim financial statements in the Quarterly Reports on Form 10-Q for the first three quarters of 2008, and all earnings press releases and similar communications issued by the Company relating to such financial statements, should no longer be relied upon. The Company also expects that the restatement of its financial statements will include a material reduction of retained earnings as of December 31, 2004, related to the accumulation of such errors in prior periods.

Because management's and the Audit Committee's review of the Company's historical accounting practices is still ongoing, the Company has not determined the final aggregate amount of the required restatement or the amount in any specific period; however, the Company expects the total restatement charge to be between $50 million and $70 million, excluding any tax effects. The Company expects that the final settlement of these liabilities may take multiple years and may be settled for less than the estimated liability. However, the Company cannot provide any assurances that the final settlement will be materially lower.
The Company is conducting an assessment of internal control over financial reporting, and that assessment is not complete. However, the Company has concluded a material weakness exists in our internal control over financial reporting related to our accounting for certain aged trade credits.

The Company has informed the administrative agents under its revolving credit facility, its accounts receivable securitization financing facility and its inventory financing facility with Castle Pines Capital LLC and Wells Fargo Foothill, LLC, as administrative agents, of its intention to restate its financial statements and the status of its ongoing accounting review. As the historical accounting errors and consequent restatement constitute a default or event of default under each of those facilities, the Company has requested and obtained waivers from default from its administrative agents under those facilities.

A copy of the Company's press release with respect to, among other things, the accounting corrections is attached as Exhibit 99.1 and is incorporated by reference into this Item 4.02.

The Audit Committee and management have discussed the matters disclosed in this report with the Company's independent registered public accounting firm, KPMG LLP.

Item 9.01 Financial Statements and Exhibits.

Press Release dated February 9, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

February 9, 2009	By:	Steven R. Andrews

Name: Steven R. Andrews
Title: General Counsel, Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 9, 2009.